Exhibit 99.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-159076) and Form S-8 (No. 333-104939) of AmeriGas Partners, L.P. of our report dated November 20, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for the noncontrolling interests and the two-class method for determining income per unit discussed in Note 3, which is as of August 6, 2010. Such report relates to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K of AmeriGas Partners, L.P., dated August 6, 2010.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 6, 2010